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                                                                    EXHIBIT 23.3

                                 eSYLVAN, INC.

                          CONSENT OF DIRECTOR NOMINEE

     The undersigned hereby consents to serve as a director of eSYLVAN, Inc. (the "Company") subject to his/her appointment by the Board of Directors of the Company or election by the stockholders of the Company, as the case may be, and to the inclusion of him/her as a nominee for director of the Company in any proxy statement or registration statement filed and/or distributed by or on behalf of the Company.



July 21, 2000                           /S/ BARRY MILLER
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Date                                    Name:  Barry Miller